UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
June 13, 2011
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Changes in Executive Officer Compensation Arrangements.
     On June 13, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Finisar Corporation (the “Company”) adopted an executive officer bonus plan for the fiscal year ending April 30, 2012 (the “Fiscal 2012 Plan”). Under the Fiscal 2012 Plan, Jerry S. Rawls, Chairman of the Board, and Eitan Gertel, Chief Executive Officer, will each be eligible to receive a cash bonus of up to 100% of such executive officers’ annual base salary. The other named executive officers of the Company will each be eligible to receive a cash bonus of up to 60% of such executive officer’s annual base salary. The amount, if any, of an executive officer’s annual bonus under the Fiscal 2012 Plan will be based 50% on the Company’s achievement of non-GAAP operating income targets and 50% on a discretionary determination by the Compensation Committee taking into account the Company’s overall financial performance, the applicable executive officer’s performance during the fiscal year and such other factors as the Compensation Committee deems appropriate.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 17, 2011

Finisar Corporation
By:	/s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President, General Counsel and Secretary